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                                                                   EXHIBIT 10.16


                              EMPLOYMENT AGREEMENT
                        (TRANSLATION OF FRENCH CONTRACT)



BETWEEN

NET4MUSIC S.A., a french Company with a share capital of 2,370,336 euro and which registered office is located 24 rue du President Wilson in Levallois Perret (France), represented by its Chief Executive Officer Mr Francois DULIEGE


AND

Mr Sean LAFLEUR, domiciled 30 avenue Duquesne 75007 Paris




ARTICLE I :

Net4Music agrees to employ Sean Lafleur in the position of Director for Sales (Directeur Commercial).

Sean Lafleur's employment will shall no later than December 4, 2000.

During his employment, Sean Lafleur will prepar the marketing policy directly with the CEO.

Sean Lafleur guarantees he won't have any other professional engagment at his starting date and that the present contract does not enter in conflict with any non-compete agreement.


ARTICLE II :

Sean Lafleur will be paid a salary at an annual rate of FF 482.000 to be paid on a monthly basis.

He will be eligible for travel compensation: Net4Music shall pay Sean Lafleur a daily indemnity of FF 6.500 per day outside France. In any case, this indemnioty will not exceed 72 days per year.

Sean Lafleur will also be eligible for an annual cash bonus (quaterly payable) of FF 750.000 upon meeting certain goals and objectives. These goals and objectives will be mutually agreed upon in writing between Sean Lafleur and management (see appendix).

This employment agreement should be discuss on the first anniversary of Sean Lafleur's employment. If no arrangements can be found at this date the current conditions shall continue to apply.


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ARTICLE III :

Sean Lafleur's statut will be "cadre dirigeant" regarding his responsabilities. His remuneration will be independent from the amount of time spent in the company.

Sean Lafleur will be a member of the Board of Directors (Comite de Direction).


ARTICLE IV :

During all his employment, Sean Lafleur agrees to devote all of his normal business time and attention to the affairs of Net4Music. This means that he will not be avalaible for any other professionnal activities.


ARTICLE VI :

Sean Lafleur agrees to keep confidential any information concerning Net4Music's activities during his employment and after.


ARTICLE VII :

Non compete agreement

In order to protect Net4Music's interests, in case of termination of his employment for any reasons, Sean Lafleur agrees not to be part of a project competeting with Net4Music activities, i.e. sheet music distribution and services to music publishers (as an employee, a consultant, for himself or any other company). For this contract, Music publishers include copyright management companies and does not include audio music producers or audio music distributors (labels).

This agreement does not depend on the cause of the end of the employment or on its duration.

This non-compete agreement will last one year starting the first day following the end of the employment.

During this non-compete period, Sean Lafleur agrees to inform Net4Music of his activies if asked.

In case of non-respect of this provision, Net4Music shall have the right to sue Sean Lafleur and to claim payment of indemnity for the prejudice.


ARTICLE VIII :

Net4Music will afford the cost of the present contract (legal fees).


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ARTICLE IX :

On termination for cause, the company's obligations to Sean Lafleur shall end. "For cause" means "faute grave" as defined by the french laws.

If the employment with Net4Music is terminated without cause, Sean Lafleur will be eligible for a severance package equivalent to 6 monthes of his target salary (six monthes basis salary plus six monthes target bonus).

During the 12 first monthes of his employment, the package will be equal to 12 monthes of target salary.


ARTICLE X

Miscelleanous

This contract has been made in and shall be governed by and constructed in the french laws.

ARTICLE X :

Professional fees will be refund by Net4Music by providing supporting documents.

ARTICLE XI :

Sean Lafleur should give warning 3 monthes before leaving the company.


Done in Levallois Perret (France)
On September 24, 2000
In two original copies


For Net4Music                                                Mr Sean LAFLEUR
Mr Francois DULIEGE